EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statements on Form S-8 of our report dated January 18, 2000 relating to the financial statements, which appears in Electronic For Imaging, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 18, 2000 on the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP
San Jose, California
October 31, 2000